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                                                                     EXHIBIT 5.1



                               VINSON & ELKINS
                               ATTORNEYS AT LAW

                            VINSON & ELKINS L.L.P.
                          3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                          DALLAS, TEXAS  75201-2975
                           TELEPHONE (214) 220-7700




                                 March 5, 1997




Mewbourne Development Corporation
3901 S. Broadway
Tyler, Texas  75701


         Re:     Mewbourne Energy 97 Drilling Program

Gentlemen:

         We have acted as counsel to Mewbourne Development Corporation, a Delaware corporation ("MD"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a maximum of 2,000 limited partner interests and a maximum of 8,000 general partner interests (collectively, the "Interests") in a limited partnership (the "Partnership") formed by MD pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and of which MD serves as the Managing Partner. The Partnership is named Mewbourne Energy Partners 97-A, L.P. A registration statement on Form S-1 (Registration No._____) has been filed under the Act and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder with respect to the offering of the Interests (as so amended, the "Registration Statement"), but has not yet become effective under the Act.

         In reaching the opinion set forth herein, this firm has reviewed (a) the Certificate of Incorporation, Bylaws, and records of proceedings of the Board of Directors of MD, (b) the form of Agreement of Partnership ("Partnership Agreement") for the Partnership that is included as Exhibit A to the Prospectus forming a part of the Registration Statement, and (c) except as set forth below, such other agreements, certificates of public officials, certificates of officers of MD, records, documents, and matters of law that this firm deemed relevant. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied upon statements of officers of MD.

         Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, it is the opinion of this firm that when the Interests in each Partnership are sold to the subscribers and the subscribers are admitted as general partners or limited partners, as the case may be, to the Partnership, subject to compliance with federal and state securities laws (as to which this firm expresses no opinion) such Interests will be legally issued and,

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Securities and Exchange Commission
March 5, 1997
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except to the extent set forth in applicable Partnership Agreement and the
Delaware Act, fully paid and non-assessable.

         The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

         1. We have assumed that (i) all signatures on all documents examined by us are genuine, (ii) all documents submitted to us as originals are accurate and complete, (iii) all documents submitted to us as copies are true and correct copies of the originals thereof, (iv) all information submitted to us is accurate and complete as of the date hereof, (v) all persons executing and delivering documents reviewed by us were competent to execute and to deliver such documents, and (vi) that all persons signing, in a representative capacity, documents reviewed by us had authority to sign in such capacity.

         2. We have assumed, with respect to the Interests in the Partnership, that all conditions relating to the sale of Interests in that Partnership and the admission of the subscribers therefor as limited partners or general partners, as the case may be, of the Partnership, as specified in the Registration Statement and the Subscription Documents
                 (as such term is defined in the Registration Statement), including receipt of the full amount of consideration for those Interests, have been fulfilled.

         3. We have assumed, with respect to the Interests in the Partnership, that the Registration Statement will have been declared effective under the Securities Act and that no stop order suspending the effectiveness of the Registration Statement will have been issued by the Commission and no proceedings for that purpose will have been instituted by the Commission prior to the issuance of the Interests in that Partnership.

         4. We have assumed, with respect to the Partnership, that a Certificate of Limited Partnership for the Partnership has been executed and filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act and as specified in the Registration Statement.

         5. We have assumed, with respect to the Partnership, that there are no agreements, indentures, mortgages, deeds of trust or instruments that affect the ability of the Partnership to issue Interests therein.

         6. This opinion speaks as of the date hereof and is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond such matters.




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Securities and Exchange Commission
March 5, 1997
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         The opinions expressed above are limited to the laws of the State of
Texas, the Delaware Act, and the federal laws of the United States of America.

         We know that we are referred to under the headings "Tax Aspects" and "Legal Opinions" in the Prospectus forming a part of the Registration Statement and filed with the Commission pursuant to the Act, and we hereby consent to that use of our name in the Registration Statement, including any amendment thereof or supplements thereto, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come into the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This firm disclaims any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein.


                                              Very truly yours,



                                              /s/ Vinson & Elkins L.L.P.
                                              ---------------------------------
                                              VINSON & ELKINS L.L.P.